Exhibit 24.1

POWER OF ATTORNEY

Each undersigned director of Essex Property Trust, Inc., a Maryland corporation (the “Registrant”), does hereby make, constitute and appoint each of Michael J. Schall (Chief Executive Officer, President and Director of the Registrant) and Michael T. Dance (Executive Vice President, Chief Financial Officer of the Registrant) as true and lawful attorneys-in-fact, acting alone or together, with full power of substitution and re-substitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) one or more registration statements on Form S-4 relating to the registration of the Registrant’s debt securities in connection with the exchange offer of such debt securities as described in the Registrant’s Form 8-K filed on August 15, 2012, and any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements, and any additional registration statement relating to such exchange offer filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in connection with the foregoing, and hereby ratifying and approving the acts of such attorneys and any substitutes.  The attorneys-in-fact and any substitutes shall also have the same authority enumerated above to sign and file on behalf of each of the undersigned any application for registration or qualification (or exemption therefrom) of such debt securities under state securities laws and regulations, and any other document or instrument deemed necessary or appropriate by any of them in connection with such application for registration or qualification (or exemption therefrom).

IN WITNESS WHEREOF, the undersigned, in one or more counterparts hereof, have signed this Power of Attorney as of the dates set forth below.

NAME	TITLE	DATE SIGNED
/s/ Keith R. Guericke Keith R. Guericke	Director and Vice Chairman of the Board	September 11, 2012
/s/ George M. Marcus George M. Marcus	Director and Chairman of the Board	September 11, 2012
/s/ David W. Brady David W. Brady	Director	September 11, 2012
/s/ Gary P. Martin Gary P. Martin	Director	September 11, 2012
/s/ Issie N. Rabinovitch Issie N. Rabinovitch	Director	September 11, 2012
/s/ Thomas E. Randlett Thomas E. Randlett	Director	September 11, 2012
/s/ Byron A. Scordelis Byron A. Scordelis	Director	September 11, 2012
/s/ Janice L. Sears Janice L. Sears	Director	September 11, 2012
/s/ Claude J. Zingrabe Claude J. Zingrabe	Director	September 11, 2012